Form 8-K/A                     AAR POWERBOSS, INC
EXHIBIT 2.3                 UNAUDITED  BALANCE SHEET
                                 AUGUST 31,1998
                                   (in 000's)

ASSETS:
CURRENT ASSETS
      ACCOUNTS RECEIVABLES, NET                                2,813
      INVENTORIES,NET                                          5,402
      DEPOSITS AND OTHER                                          69
      ACCOUNTS RECEIVABLES, TRANSFERRED TO
         FINANCIAL INSTITUTIONS                                2,068
                                                             -------
TOTAL CURRENT ASSETS                                          10,352
                                                             -------
PROPERTY, PLANT AND EQUIPTMENT                                 7,093
ACCUMULATED DEPRECIATION                                      (4,445)
                                                             -------
NET PROPERTY, PLANT AND EQUIPMENT                              2,648


OTHER ASSETS                                                     102
                                                             -------
      TOTAL ASSETS                                            13,102
                                                             =======
LIABILITIES & OWNERS' DEFICIT

CURRENT LIABILITIES
      ACCOUNTS PAYABLE                                         2,053
      CASH OVERDRAFT                                             207
      ACCRUED LIABILITIES                                        923
      OBLIGATIONS FOR TRANSFERRED RECEIVABLES                  2,068
                                                             -------
TOTAL CURRENT LIABILITIES                                      5,251

PAYABLE AAR CORP                                               9,606

OWNERS' DEFICIT
      COMMON STOCK                                                 1
      CAPITAL SURPLUS                                          7,723
      ACCUMULATED DEFICIT                                     (9,479)
                                                             -------
TOTAL OWNERS' DEFICIT                                         (1,755)
                                                             -------
TOTAL LIABILITIES &
OWNERS' DEFICIT                                               13,102
                                                             =======

See Accompanying notes to Unaudited Financial Statements.

FORM 8-K/A                   AAR POWERBOSS, INC.
EXHIBIT 2.3            UNAUDITED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED AUGUST 31,1998
                                    (000's)

Net sales                                     $       5,390
Cost of sales                                 $       4,222
                                              -------------
 Gross Profit                                 $       1,168

 Selling, General and Administrative          $       1,007
                                              -------------
 Income from operations                       $         161

Other (expense)
 Interest expense                             $        (223)
                                              -------------
    Other (expense)                           $        (223)

 Loss before income taxes                     $         (62)
                                              -------------
 Income taxes benefit                         $          22
                                              -------------
 Net loss                                     $         (40)
                                              -------------

See Accompanying notes to Unaudited Financial Statements.

FORM 8-K/A
EXHIBIT 2.3
                               AAR POWERBOSS, INC
                       UNAUDITED STATEMENTS OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED AUGUST 31,1998


OPERATING ACTIVITIES
  Net loss                                                               $  (40)

  Adjustments to reconcile net loss to
  net cash provided by operating activities
    Depreciation                                                            120

  Changes in assets/liabilities
    Accounts Receivable                                                     242
    Inventories                                                            (653)
    Deposits and Other                                                      (19)
    Accounts payable and accrued liabilities                              1,137
                                                                         ------
    NET CASH PROVIDED BY OPERATIONS                                      $  787

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Property, Plant & Equipment                               $  (36)
                                                                         ------
    NET CASH USED IN INVESTING ACTIVITIES                                $  (36)

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments to AAR CORP                                                   $ (735)
                                                                         ------
    NET CASH USED IN FINANCING ACTIVITIES                                $ (735)
    DECREASE IN CASH OVERDRAFT                                           $   16

  CASH OVERDRAFT AT BEGINNING OF YEAR                                    $ (223)
                                                                         ------
  CASH OVERDRAFT AT END OF YEAR                                          $ (207)

See Accompanying notes to Unaudited Financial Statements.

AAR POWERBOSS, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
AT AUGUST 31, 1998


1) THE UNAUDITED BALANCE SHEET AS OF AUGUST 31, 1998 AND THE UNAUDITED STATEMENTS OF OPERATIONS AND CASH FLOWS HAVE BEEN PREPARED ON A BASIS CONSISTENT WITH PRIOR YEAR PERIODS. CERTAIN INFORMATION AND FOOTNOTE DISCLOSURES NORMALLY INCLUDED IN THE FINANCIAL STATEMENTS HAVE BEEN CONDENSED OR OMITTED, PURSUANT TO SEC RULES AND REGULATIONS. IT IS SUGGESTED THAT THESE UNAUDITED FINANCIAL STATEMENTS BE READ IN CONJUNCTION WITH THE AUDITED FINANCIAL STATEMENTS AND THE NOTES INCLUDED HEREIN FOR THE YEARS ENDED MAY 31, 1998 AND 1997.

2) THE RESULTS OF OPERATIONS AND CASH FLOWS FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 1998 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS EXPECTED FOR THE FULL YEAR.

3) IT IS THE COMPANY'S POLICY TO TAKE AN ANNUAL PHYSICAL IN CONJUNCTION WITH THE PREPARATION OF ITS ANNUAL FINANCIAL STATEMENTS. AT TIMES OTHER THAN YEAR END IT IS NECESSARY TO ESTIMATE THE BREAKDOWN OF RAW MATERIALS, WORK IN PROCESS AND FINISHED GOODS INVENTORIES. AT AUGUST 31, 1998 THESE WERE AS
     FOLLOWS:

                                                (000's)

                RAW MATERIALS AND PARTS         $ 3,731
                WORK IN PROCESS                 $   305
                FINISHED GOODS                  $ 1,830
                INVENTORY RESERVE               $  (464)
                                                -------
                                                $ 5,402
                                                -------